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                                                                    EXHIBIT 4(w)


                              CERTIFICATE OF TRUST

                                       OF

                             WELLS FARGO CAPITAL I

          THIS Certificate of Trust of Wells Fargo Capital I (the "Trust"),
dated as of October 30, 1996, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. (S)3801, et seq.).
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          1.  Name.  The name of the business trust formed hereby is Wells Fargo
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Capital I.

          2.  Delaware Trustee.  The name and business address of the trustee of
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the Trust in the State of Delaware are Mark A. Ferrucci, c/o The Corporation
Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

          3.  Effective Date.  This Certificate of Trust shall be effective upon
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filing.

          IN WITNESS WHEREOF, the undersigned, being the trustee of the Trust, has executed this Certificate of Trust as of the date first-above written.

                                       MARK A. FERRUCCI



                                       /s/ Mark A. Ferrucci
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